[EXHIBIT 4g TO FORM S-3]

                      COLONIAL GAS COMPANY

                               TO

              STATE STREET BANK AND TRUST COMPANY,
                             Trustee

                         _______________

                  Fourth Supplemental Indenture
                    Dated as of March _, 1998
                      to Second Amended and
                Restated First Mortgage Indenture

     Additional Issue (Secured Medium Term Notes, Series B)
                           $75,000,000

                      COLONIAL GAS COMPANY
                  Fourth Supplemental Indenture
              dated as of March __, 1998 to Second
          Amended and Restated First Mortgage Indenture

     The above Supplemental Indenture was filed for recordation in Massachusetts as follows:

Location              Date                  Reference
Secretary of the                            Documents Nos.
Commonwealth          ______ __, 1998       _____ and _____
Barnstable                                  Instrument No.
County                ______ __, 1998       _____, Book _____,
                                            Page _____
Barnstable County,                          Document No. _____,
Land Registration     ______ __, 1998       Certificates of
Division                                    Title Nos. _____,
                                            _____, and _____
Middlesex County,                           Instrument No.
  North Division      ______ __, 1998       _____, Book _____,
                                            Page _____
Middlesex County,                           Instrument No.
  South Division      ______ __, 1998       _____, Book _____,
                                            Page _____
                                            Instrument No.
Plymouth              ______ __, 1998       _____, Book _____,
                                            Page _____

      THIS SUPPLEMENTAL INDENTURE, dated as of March __, 1998 (hereinafter referred to as this "Supplemental Indenture" or this "Instrument"), made and entered into by and between Colonial Gas Company (formerly named "Lowell Gas Company"), a corporation duly organized and existing under the laws of The Commonwealth of
Massachusetts, having its principal place of business at 40 Market Street, Lowell, Massachusetts (hereinafter referred to as the "Company"), and State Street Bank and Trust Company, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, as successor Trustee (hereinafter referred to, together with its successors hereunder, as the "Trustee") under the Second Amended and Restated First Mortgage Indenture dated as of June 15, 1992, as supplemented by the First to Third Supplemental Indentures thereto, inclusive, and the Amendment to Second Supplemental Indenture (as so supplemented and amended, the "Indenture"), which amends, restates and supplements the Amended and Restated First Mortgage Indenture dated as of July 1, 1981 from the Company to State Street Bank and Trust Company, as supplemented by the First to Eighth Supplemental Indentures thereto, inclusive, which amended, restated and supplemented the First Mortgage Indenture and Deed of Trust dated as of June 1, 1951 from Lowell Gas Company to State Street Bank and Trust Company, as supplemented by the First to Twenty-second Supplemental Indentures thereto, inclusive, and the Indenture of Trust and First Mortgage dated as of April 1, 1950 from Cape Cod Gas Company (which has been merged into and with the Company) to State Street Bank and Trust Company, as supplemented by the First to Twenty-fifth Supplemental Indentures, thereto, inclusive.

      WHEREAS, the Company has heretofore duly executed and delivered to the Trustee the Indenture to which this instrument is supplemental, whereby substantially all the properties of the Company used by it in its gas business, whether then owned or thereafter acquired, with certain exceptions and reservations fully set forth in the Indenture, were given, granted, bargained, sold, transferred, assigned, pledged, mortgaged and conveyed to the Trustee, its successors and assigns, in trust upon the terms and conditions set forth therein to secure bonds of the Company issued and to be issued thereunder (the "Bonds"), and for other purposes more particularly specified therein; and

      WHEREAS, in order to comply with the provisions of sections 2.02, 3.01(g) and 4.07 of the Indenture, it is desirable and the Company is required and has duly and lawfully determined, at the request of the Trustee, to execute and deliver this instrument for the purpose of complying with said provisions; and

      WHEREAS, for the protection of the holders of the Bonds it is desirable to add certain covenants to the covenants of the Indenture; and;

      WHEREAS, it is necessary, desirable and not inconsistent with the security and protection intended to be conferred upon the Trustee and the holders of the Bonds to make certain provisions in this instrument in regard to matters arising under the Indenture; and

     WHEREAS, Bonds in the principal amounts specified below have heretofore been issued under and in accordance with the terms of the Indenture (or Prior Indentures, as defined in the Indenture) as separate series described or designated as hereinafter specified, of which the respective amounts specified below were outstanding as of the date hereof.



                     Principal Amount        Principal
                      Authorized and           Amount
 Designation              Issued            Outstanding

First Mortgage Bonds,   $20,000,000         $20,000,000
  Series CG

First Mortgage Bonds,   $25,000,000         $25,000,000
  Series CH

First Mortgage Bonds,   $75,000,000         $75,000,000
 Medium Term Notes,
 Series A

and the Company now proposes to issue from time to time up to $75,000,000 in aggregate principal amount of additional First Mortgage Bonds designated Secured Medium Term Notes, Series B (herein referred to as the "Series B Notes") under the Indenture subject to the prior approval of the Massachusetts Department of Telecommunications and Energy with respect to any Series Notes issued in excess of $45,896,060 in aggregate principal amount, which Bonds are to be further designated and described, as to dates, maturities, interest rates, sinking funds, denominations and redemption and call provisions, in such Series B Notes which the Company may issue from time to time, each in the form hereinafter set forth (and the Trustee hereby confirms its approval, previously given prior to the certification of any of said additional Bonds, of the form and designation thereof so specified); and

     WHEREAS, this Supplemental Indenture has been duly authorized by resolution of the Board of Directors of the Company, as required by section 3.01(b) of the Indenture, and the use of terms and expressions herein is in accordance with definitions, uses and constructions contained in the Indenture;
and

     WHEREAS, the Series B Notes to be issued under, and in accordance with the terms of, the Indenture are to be substantially in the following form:



                     (Form of Series B Note)

     Unless this Note is presented by an authorized representative of The Depository Trust Company ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     This Note is a Global Note within the meaning of the Indenture (described below) and is registered in the name of DTC, or its nominee, as depositary. This Global Note is exchangeable for certificated Series B Notes, registered in the name of a person other than DTC or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than the transfer of this Note as a whole by DTC to its nominee or by such nominee to DTC or another nominee of DTC) may be registered except in such limited circumstances.


 No. ____-____        COLONIAL GAS COMPANY        $____________

               Secured Medium Term Note, Series B

                     Due ________ ___, _____


     COLONIAL GAS COMPANY, a Massachusetts corporation (hereinafter, with its successors and assigns, as defined in the Indenture mentioned below, generally called the "Company"), for value received, hereby promises to pay to _____________________ or registered assigns, on ________ ___, _____ (or earlier as hereinafter referred to), the principal sum of _____________________________________ dollars ($__________) in lawful money of the United States of America, and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months), in like lawful money, from the date hereof, at the rate of ______________________ percent (______%) per annum, semi-annually on _______________ and _______________ of each year
(each, an "Interest Payment Date"), commencing with
__________ __, ____, and at maturity, or, if applicable, upon earlier redemption or repayment, until the principal hereof shall become due and payable.

     The Company agrees to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, at the rate of ____________________ percent (_____%) per annum and, to the extent permitted by law, interest on any overdue installment of interest at the rate at which such overdue installment was computed according to the terms hereof.

     For so long as this Note is a Global Note, the principal of, and premium, if any, and interest on this Note will be paid by the Company in immediately available funds through the Trustee to DTC. If this Note is not a Global Note, the principal of and premium, if any, and interest on this Note will be paid in immediately available funds to the registered owners hereof as of ___________ and __________ of each year at the principal corporate trust office in Boston, Massachusetts of State Street Bank and Trust Company (hereinafter, with its successors and predecessors as defined in said Indenture, generally called the "Trustee") or at the principal office of its successor in the trust created by said Indenture or, at the option of such registered owner, at such other office or agency of the Trustee or of the Company maintained by it for the purpose in the Borough of Manhattan, The City of New York, New York, or such other place as may be designated for the purpose pursuant to the provisions of said Indenture in lawful money of the United States of America. Interest on this Note will accrue from and including the date hereof for the first interest period or from the most recent Interest Payment Date to which interest has been paid or duly provided for all subsequent interest periods to but excluding the applicable Interest Payment Date or at maturity or, if applicable, earlier redemption or repayment. If an Interest Payment Date or the date of maturity or, if applicable, date of earlier redemption or repayment, with respect to any Note falls on a day that is not a Business Day (as defined below), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York or the City of Boston.

     This Note is one of a duly authorized issue of First Mortgage Bonds of the Company (the "Bonds") issued or to be issued in one or more series, the series of which this Note is one being designated Secured Medium Term Notes, Series B (herein generally referred to as the "Series B Notes"). The Series B Notes may be issued from time to time in various principal amounts and may mature at different times, may bear interest at different rates, may have different sinking fund provisions, may be in different denominations, may be subject to different redemption or call provisions and may otherwise vary.

     All Bonds of all series and forms are issued or to be issued under and secured by a certain Second Amended and Restated First Mortgage Indenture dated as of June 15, 1992, as supplemented by the First to Fourth Supplemental Indentures, inclusive, and the Amendment to Second Supplemental Indenture, executed counterparts of which are on file with the Trustee and may be examined at its principal corporate trust office in Boston, Massachusetts. Said Second Amended and Restated First Mortgage Indenture, as amended and so supplemented, is herein generally called the Indenture. Reference is made to the Indenture for a description of Bonds outstanding under the Indenture as of particular dates, including Prior Series Bonds as defined in the Indenture, for a description of the property mortgaged and pledged to the Trustee as security for Bonds, for a statement of the nature and extent of the security, the terms and conditions upon which Bonds have been, are or are to be issued and secured, the rights and remedies under the Indenture of the holders of all of said Bonds, and the rights and obligations under the Indenture of the Company and of the Trustee, and for the definitions of certain terms used but not defined in this Note; but neither the foregoing reference to the Indenture, nor any provision of this Note or of the Indenture, shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay, at the stated or accelerated maturities herein provided, the principal of and premium, if any, and interest on this Note as herein provided. By the terms of the Indenture, the Bonds to be secured thereby are issuable to an unlimited (except as provided in said Indenture) aggregate principal amount, in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided. Such Series B Notes shall be in minimum denominations of $1,000 and integral multiples thereof.

     In certain events, on the conditions, in the manner, to the extent and with the effect set forth in the Indenture,

     (1) the principal of this Note may be declared and/or may become due and payable before the stated maturity hereof, together with the interest accrued hereon;

     (2) the Company and the Trustee may make modifications or alterations of the provisions of the Indenture and of this Note with the consent of the holders of not less than 66 2/3% in principal amount of the Bonds outstanding under the Indenture, including not less than 66 2/3% in principal amount of the Bonds of any series or sub-series affected in any manner or to any extent differing from that in or to which the Bonds of any other series or sub-series are affected; provided, however, that no such alteration or modification shall, without the consent of the registered owner of this Note, (a) impair the obligation of the Company in respect of the principal of or premium, if any, or interest on this Note, or extend the maturity hereof or change the rate or extend the time of payment of interest hereon or modify the terms of payment of such principal, premium, if any, or interest, or (b) permit the creation of any lien prior to or on a parity with the lien of the Indenture, except as expressly authorized by the Indenture, or (c) alter the percentages of the principal amount of Bonds required to declare the principal of and interest accrued on all Bonds outstanding immediately due and payable as a result of a default under the Indenture or to annul such declaration, or (d) reduce the percentage of the principal amount of Bonds with the consent of the holders of which modifications or alterations may be made as aforesaid;

     (3) the holders of not less than 66 2/3% in principal amount of the Bonds at the time outstanding under the Indenture, including not less than 66 2/3% in principal amount of the Bonds of any series or sub-series affected by the waiver in a manner different from that of any other series or sub-series, may waive any existing default under the Indenture and the consequences of any such default, except a default in the payment of the principal of, or, premium, if any, or interest on any of the Bonds, and except a default arising from the creation of any lien prior to or on a parity with the lien of the Indenture;

     (4) subject to certain restrictions on transfer relating to Global Notes as set forth in the legends hereon, upon payment of charges and compliance with other conditions as provided in the Indenture, the Series B Notes are exchangeable, at the principal corporate trust office of the Trustee and at such other offices or agencies of the Trustee or of the Company as may be designated for the purpose, for like aggregate principal amounts of Series B Notes in authorized denominations and this Note is transferable on books kept by the Company at said office of the Trustee and at such other offices or agencies, upon surrender and cancellation hereof at any such office or agency, duly endorsed or accompanied by a duly executed instrument of transfer, and thereupon a new fully registered Series B Note or Notes for a like aggregate principal amount will be issued to the transferee or transferees in exchange for this Note; and

     (5) the Series B Notes (i) are subject to redemption in whole or in part at any time prior to maturity if through the application of eminent domain moneys or the proceeds of insurance arising from loss or casualty, each as specified in the Indenture, at the principal amount thereof, and (ii) to the extent specified in the attached table, if any, are subject to redemption, in whole or in part, at any time prior to maturity, at the option of the Company, on and after the initial redemption date specified in the attached table, at the applicable redemption prices (expressed as a percentage of the principal amount) set forth in the attached table, together in each case with accrued interest thereon to the date fixed for redemption. Any redemptions permitted or required under the Indenture, other than those described in (i), will be deemed optional redemptions.

     At least thirty (30) but not more than sixty (60) days prior to the date on which any Series B Note is to be redeemed as aforesaid, written notice of such redemption shall be given by registered mail to the registered owners of the Series B Notes all or any portions of which are to be redeemed. If this Note is called in whole or in part, after provision has been duly made for notice of such call and after deposit shall have been made of the principal, premium, if any, and interest to the date fixed for redemption and such amounts are immediately available on the date fixed for redemption to the holders of the Series B Notes to be redeemed on surrender thereof, this Note, or such called part of the principal amount hereof, shall cease to be secured by the lien of the Indenture, no interest shall accrue on this Note or such called part hereof on and after the date fixed for redemption, and the Company after said date fixed for redemption shall be under no further liability in respect of the principal of or premium, if any, or interest on this Note or such called part hereof (except as expressly provided in the Indenture); and if less than the whole principal amount hereof shall be so called, the registered owner hereof shall be entitled, in addition to the sums payable on account of the part called, to receive, without expense to such owner, on surrender of this Note duly endorsed or accompanied by a duly executed instrument of transfer, one or more Series B Notes for an aggregate principal amount equal to that part of the principal amount hereof not then called and paid, or to present this Note for the notation hereon of the payment of the part of the principal amount then called and paid.

     This Note is not subject to redemption under any provision of the Indenture, or otherwise, except as expressly referenced above.

     [This Note is subject to mandatory repayment in whole or in part (as set forth below) on ____________________ (each, a "Repayment Date") at the principal amount hereof plus accrued interest thereon to the Repayment Date upon return by the registered owner of (i) a duly completed "Option to Elect Repayment" form attached hereto or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America, setting forth the name of the registered holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the "Option to Elect Repayment" form as set forth in clause (i) duly executed will be received by the Company not later than three Business Days after the date of such telegram, telex, facsimile transmission or letter (the redemption not being effective unless such Note and form duly completed are received by the Company by such third Business Day) to the Trustee not less than 30 nor more than 60 days prior to the Repayment Date to the office maintained for such purpose in Boston, Massachusetts, the corporate trust office of the Trustee. Repayment in part shall be in minimum denominations of $1,000 and integral multiples thereof. Such demand for repayment shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and the acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding. So long as this Note is a Global Note, tender for repayment shall be in accordance with DTC's repayment option procedures. If a holder has elected to have this Note repaid by the Company in whole or in part, after such holder has duly made a demand on the Company for such repayment and after deposit shall have been made of the principal, premium, if any, and interest to the Repayment Date and such amounts are immediately available on the Repayment Date to such holder on surrender thereof, this Note, or such part of the principal amount hereof to be repaid, shall cease to be secured by the lien of the Indenture, no interest shall accrue on this Note or such part hereof to be repaid on and after the Repayment Date, and the Company after said Repayment Date shall be under no further liability in respect of the principal of or premium, if any, or interest on this Note or such part hereof to be repaid (except as expressly provided in the Indenture). If less than the whole principal amount hereof shall be repaid by the Company, the registered owner hereof shall be entitled, in addition to the sums payable on account of the part repaid, to receive, without expense to such owner, on surrender of this Note duly endorsed or accompanied by a duly executed instrument of transfer one or more Series B Notes in an aggregate principal amount equal to that part of the principal amount hereof not then repaid, or to present this Note for the notation hereon of the payment of the portion of the principal amount to be repaid.] <F1>

     The Company, the Trustee, any paying agent, any bond registrar and any other person may treat the registered owner hereof as the absolute owner hereof for the purpose of receiving payment of the principal of and premium, if any, and interest on this Note and for all other purposes, and neither the Company nor the Trustee, nor any paying agent or bond registrar, shall be affected by any notice or knowledge to the contrary, whether payments on this Note shall be overdue or not. The Company, and every successive owner and assignee of this Note, by accepting and holding the same, consents and agrees to the foregoing provisions, and each invites the others and all persons to rely thereon.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Note against any incorporator, stockholder, director, officer or agent, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, stockholders, directors, officers and agents being released by the holder hereof by the acceptance of this Note and being

<F1> This bracketed provision will only apply with respect to Series
B Notes which have a repayment right exercisable at the option of the registered owner thereof.

likewise waived and released as provided in the Indenture, provided that nothing herein or in the Indenture shall prevent enforcement of obligations on stock not fully paid up.

     This Note shall take effect as a sealed instrument.

     This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate hereon shall have been signed by the Trustee.

     IN WITNESS WHEREOF, Colonial Gas Company has caused this
Note to be executed under its corporate seal and issued by its duly authorized officers, all as of _________________ __, 19__.


                                        COLONIAL GAS COMPANY

                                        By

                                        By

Attest:


 ............................



                 (Form of Trustee's Certificate)


     This is one of the Series B Notes referred to in the within-mentioned Indenture.

                    STATE STREET BANK AND TRUST COMPANY,
                         as Trustee


                                        By
                                        Authorized Officer


                      (Form of Endorsement)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ (whose Taxpayer Identification Number is ____________________) the within Note, and all rights thereunder, hereby irrevocably constituting and appointing _________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:
In the presence of:

Signature Guaranteed by:

__________________________________________
Participant in a Recognized Signature
Guarantee Medallion Program


     Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

            [Insert Redemption Table, if applicable]

   (Form of Option to Elect Repayment - Insert if applicable)

                    OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to ___% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at
_________________________________________________________

_________________________________________________________________
_____________
(Please print or typewrite name and address of the undersigned)


     For this Note to be repaid, the Trustee must receive at its corporate trust office in Boston, Massachusetts, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which will be increments of $1,000 which the holder elects to have repaid and specify the denomination or denominations (which will be increments of $1,000) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount
to be Repaid: $__________

Date:__________________            Notice:  The signature(s) on
                                   this Option to Elect Repayment
                                   must correspond with the
                                   name(s) as written upon the
                                   face of this Note in every
                                   particular, without alteration
                                   or enlargement or any change
                                   whatsoever.



     NOW, THEREFORE, THIS INSTRUMENT (BEING THE FOURTH SUPPLEMENTAL INDENTURE TO THE INDENTURE) WITNESSETH that, in consideration of the premises, and of the acceptance and purchase of the Series B Notes by the holders thereof, and of the sum of $1.00 duly paid by the Trustee to the Company, and of other good and valuable consideration, the receipt of which is hereby acknowledged, and in confirmation of and supplementing and amending the Indenture and in performance of and compliance with the provisions thereof, said Colonial Gas Company has given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged and conveyed, and by these presents does give, grant, bargain, sell, transfer, warrant, assign, pledge, mortgage, convey and confirm unto State Street Bank and Trust Company, as Trustee, as provided in the Indenture, and its successor or successors in the trust thereby and hereby created, and its and their assigns, (a) all and singular the property, and rights and interests in property, described (directly or by cross-reference to the Prior Indentures) in the Indenture and thereby conveyed, pledged, assigned, transferred and mortgaged, or intended so to be (said descriptions being hereby made a part hereof to the same extent as if set forth herein at length), whether then or now owned or thereafter or hereafter acquired;
(b) all of the real estate and personal property owned by the Company located respectively in the City of Lowell, and in the Towns of Chelmsford, Tewksbury, Dracut, Billerica, Westford, Tyngsboro, Dunstable, Pepperell, North Reading, Littleton, Wilmington, Wareham, Bourne (which includes the village of Buzzards Bay), Mashpee, Falmouth, Barnstable (which includes the village of Hyannis), Yarmouth, Dennis, Harwich, Chatham, Sandwich, Brewster, Orleans and Eastham, all in Massachusetts, including (without in any way limiting the generality of the foregoing) the parcel or parcels of real estate, if any, described in Exhibit A hereto; and (c) also without limiting the generality of the foregoing, all the right, title and interest of the Company in and to the franchises, rights, titles, interests, easements and all other real and personal property acquired or constructed by the Company since the execution and delivery of the Indenture as fully as if set forth herein at length; except such of said properties or interests therein described above in
(a) to (c), inclusive, as may have been released by the Trustee or sold or disposed of in whole or in part as permitted by the Indenture.

     SUBJECT, HOWEVER, as to all of the foregoing, to the specific rights, privileges, liens, encumbrances, restrictions, conditions, limitations, covenants, interests, reservations, exceptions and otherwise as provided (directly or by cross-reference to the Prior Indentures) in the Indenture and in the descriptions (directly or by cross-reference to the Prior Indentures) in the Indenture and in the deeds or grants referred to therein (or in said Prior Indentures).

     BUT SPECIFICALLY RESERVING AND EXCEPTING (as the same were reserved and excepted from the lien of the Indenture) from this instrument and the grant, conveyance, mortgage, transfer and assignment herein contained all right, title and interest of the Company, now owned or hereafter acquired, in and to the properties and rights described (directly or by cross-reference to the Prior Indentures) on page 11 of the Indenture as specifically reserved and excepted.

     PROVIDED, HOWEVER, that if an event of default occurs and the Trustee or any receiver or trustee appointed for the purpose shall enter upon and take possession of the trust estate, the Trustee or such receiver or trustee may, to the extent permitted by law, take possession of the said specifically excepted property and use it as if such property were part of the trust estate, unless and until such default shall be remedied and possession of the trust estate restored to the Company.

     TO HAVE AND TO HOLD all such property, rights, title and interests unto State Street Bank and Trust Company, Trustee hereunder, its successors in the trust created by the Indenture, and its and their assigns, to its and their own use and behoof forever;

     BUT IN TRUST, NEVERTHELESS, under and subject to the provisions and conditions, with all the powers and authority and for the trusts and purposes set forth in the Indenture, and (1) for the equal pro rata benefit and security (except as provided in sections 2.09 and 2.10 of the Indenture, and except insofar as a sinking, improvement or analogous fund or funds, established in accordance with the provisions of the Indenture for any series of Bonds, may afford particular security for Bonds of one or more series or sub-series, and except independent security as provided in section 2.02 of the Indenture) of the holders of such of said series of Bonds as are now outstanding and $75,000,000 in aggregate principal amount of Series B Notes for the issue of which provision is made herein, and of the holders of all the Bonds from time to time certified, issued and outstanding under the Indenture, and the bearers of the coupons thereto appertaining, without (except as aforesaid) any preference, priority or distinction whatever of any Bond or coupon over any other Bond or coupon by reason of priority in the series or in the issue, sale or negotiation thereof, or otherwise, and (2) subject to the covenants, agreements, rights, privileges, immunities and duties set forth in the Indenture and this instrument.

     The Company hereby declares that it holds and will hold and apply all property described (directly or by cross-reference to the Prior Indentures) on page 11 of the Indenture as specifically reserved and excepted, upon the trusts of the Indenture set forth and as the Trustee (or any purchaser thereof upon any sale thereof hereunder) shall for such purpose direct, from time to time, to the fullest extent permitted by law or in equity, as fully as if the same could be and had been granted, conveyed, mortgaged, transferred and assigned to and vested in the Trustee by the Indenture.

                            ARTICLE I

                         Series B Notes

     Section 1.01 General Terms of Series B Notes. The series of Bonds to be issued under this Supplemental Indenture shall be known as "Secured Medium Term Notes, Series B." Such Series B Notes shall be limited in aggregate principal amount to $75,000,000. The Series B Notes shall be issued from time to time as fully registered Bonds, without coupons, and no coupon bonds shall be issued, whether upon original issue or upon transfers or exchanges. The Series B Notes shall be substantially in the form hereinbefore recited and, in each case, shall, pursuant to a resolution of the Company providing for the issue of the Series B Notes (each, a "Resolution"), recite the principal amount, interest rate, interest payment dates, maturity, redemption or call provisions, repayment provisions and other provisions thereof not inconsistent with the terms of the Indenture, which may vary as among the Series B Notes. The Series B Notes may be issued in the denomination of one thousand dollars ($1,000) each or any multiple thereof and, without regard to the denomination thereof, shall be numbered consecutively. Each Series B Note shall be dated as of the day of certification, except that Series B Notes issued upon transfers and exchanges of Series B Notes and upon exchanges of temporary Bonds for such Series B Notes shall be dated so that no gain or loss of interest shall result from such transfer or exchange. The Series B Notes shall be due and payable on such dates, and shall bear interest at such rates (in each case computed on the basis of a 360-day year of twelve 30-day months from the date thereof) as may be specified therein from the date of issuance. Interest thereon shall be payable semi-annually in each year on the dates as set forth in the form of such Notes (each, an "Interest Payment Date"), and at maturity or earlier redemption or repayment, if applicable, until the principal thereof shall become due and payable. The Company also agrees to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, at a rate equal to the interest rate of the relevant Series B Note, plus one percent (1.00%) per annum and, to the extent permitted by law, interest on any overdue installment of interest at the rate at which such overdue installment of interest was calculated according to the terms of the Series B Notes. Pursuant to section 1.04 hereof, as long as the Series B Notes are represented by Global Notes, the Series B Notes shall be payable as to principal, premium, if any, and interest by the Company in immediately available funds through the Trustee to DTC. If the Series B Notes cease to be represented by Global Notes, the Series B Notes shall be payable in immediately available funds to registered owners thereof as of records dates to be set forth in such Series B Notes as to principal, premium, if any, and interest at the principal corporate trust office of the Trustee in Boston, Massachusetts, or at the principal office of its successor in trust created by the Indenture or, at the option of such registered owner thereof, at such other office or agency of the Trustee or of the Company maintained by it for the purpose in the Borough of Manhattan, The City of New York, New York, or such other place as may be designated for the purpose pursuant to the provisions hereof, in lawful money of the United States of America.

     Interest on the Series B Notes will accrue from and including the date of certification for the first interest period or from the most recent Interest Payment Date to which interest has been paid or duly provided for all subsequent interest periods to but excluding the applicable Interest Payment Date or at maturity or, if applicable, earlier redemption or repayment. If any Interest Payment Date or the date of maturity or, if applicable, date of earlier redemption or repayment, with respect to any Series B Note falls on a day that is not a Business Day (as defined below), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York or the City of Boston.

     Subject to Section 1.04 hereof, the Series B Notes shall be exchangeable by the holders, and may be transferred, in each case as provided in Section 2.06 of the Indenture, all upon payment of charges and otherwise as provided in the Indenture.

     The Series B Notes are not subject to redemption, at the option of the Company or otherwise, by operation of the provisions of the Indenture, whether under sections 7.02 and 7.03 of the Indenture, or otherwise, except as specifically set forth herein or in the Series B Notes.

     Series B Notes at any time outstanding may be called for redemption in the manner provided in Article 5 of the Indenture and section 1.03 hereof (i) in whole or in part, at any time prior to maturity, at the option of the Company, to the extent, under the provisions of and at the redemption prices specified in a Resolution and set forth in the related Series B Notes or (ii) in whole or in part at any time prior to maturity through the application of eminent domain moneys (as hereinafter defined) or the proceeds of insurance arising from loss or casualty under the provisions of the Indenture at the principal amount thereof, together, in each case, with unpaid interest accrued thereon to the date fixed for redemption. Any redemptions permitted or required under the Indenture, other than those described in (ii) above, shall be deemed optional redemptions. The term "eminent domain moneys" shall mean the net proceeds of the taking of property included in the trust estate by exercise of the power of eminent domain, or by similar right or power, or the purchase or designation of the purchaser of, or ordering of the sale of, all or any part of such property by the exercise of any right of any governmental authority, or the sale or conveyance in lieu and in reasonable anticipation of any such event (provided that, in case of a sale or conveyance in anticipation of any such event, "eminent domain moneys" shall include, in addition to said net proceeds, the excess of the fair value over the net proceeds, if the fair value, as evidenced by an engineer's certificate, of the property sold or conveyed, is greater than such net proceeds), together with all net sums payable for any damage to any fixed assets embraced in the trust estate by or in connection with any such taking, sale or conveyance.

     Section 1.02 Payment of Interest. Whenever Series B Notes are called for redemption or the registered holder elects to have such Series B Notes be repaid, if applicable, the Company shall, in each case, prior to the date fixed for redemption or repayment thereof, pay to the Trustee in cash all unpaid interest accrued thereon to said date fixed for redemption or repayment.

     Section 1.03   Procedure for Redemption.  Except as
otherwise provided in any Series B Note, this section 1.03 or a Resolution, the procedure for redemption of Series B Notes shall be that specified in sections 5.02, 5.03 and 5.04 of the Indenture.

     Notice of redemption by the Company of any Series B Notes shall be given by the Company as provided in sections 5.02 and
5.03 of the Indenture, except that, unless otherwise provided in a Resolution, notice need be given only by mail and not by publication. Any such notice of redemption shall be mailed not less than thirty (30) nor more than sixty (60) days prior to the date on which the proposed redemption is to take place. The mailing of such notice shall be a condition precedent to redemption, provided that any notice which is so mailed shall be conclusively presumed to have been duly given, whether or not the holders receive such notice, and failure to give such notice by mail, or any defect in such notice, to the holder of any such Series B Note designated for redemption, in whole or in part, shall not affect the validity of the redemption of any other such Series B Note.

     Section 1.04 Global Notes. Notwithstanding any other provisions of this Supplemental Indenture, unless otherwise provided in the Series B Notes, the Series B Notes issued by the Company and authenticated and delivered by the Trustee under this Supplemental Indenture shall be issued as definitive, fully-registered global notes ("Global Notes") in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC").

     The Company and the Trustee may treat DTC as, and shall deem DTC to be, the absolute owner of the Series B Notes evidenced by the Global Notes for the purpose of payment of principal of, and premium, if any, and interest on such Series B Notes, for the purpose of all other matters with respect to such Series B Notes, for the purpose of registering transfers with respect to Series B Notes, and for all other purposes whatsoever. Neither the Company nor the Trustee shall have any responsibility or obligation to any of DTC's direct or indirect participants. Without limiting the immediately preceding sentence, neither the Company nor the Trustee shall have any responsibility or obligation with respect to (i) the accuracy of the records of DTC or its nominee or any of its direct or indirect participants with respect to any ownership interest in the Global Notes, (ii) the delivery to any of DTC's direct or indirect participants or any other person, other than DTC, of any notice with respect to the Series B Notes evidenced by the Global Notes, (iii) the payment to any of DTC's direct or indirect participants or any other person, other than DTC, of any amount with respect to the principal of, and premium, if any, or interest on the Series B Notes evidenced by the Global Notes, and (iv) the failure of DTC to provide any information or notification on behalf of any of DTC's direct or indirect participants. The Trustee shall make all payments of principal of and premium, if any, and interest on the Series B Notes in immediately available funds only to or upon the order of DTC, and all such payments shall be valid and effective to fully satisfy the Company's obligations with respect to the principal of and premium, if any, and interest on such Series B Notes to the extent so paid. Notwithstanding the provisions of the Indenture to the contrary (including, without limitation, place of payment, surrender of the Series B Notes, registration and transfer thereof and authorized denominations), as long as any of the Series B Notes are in the form of Global Notes, full effect shall be given to the procedures and practices of DTC with respect thereto, and the Trustee shall comply therewith.

     In the event that (i) DTC (or any successor securities depositary) is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, (ii) the Company determines not to continue the system of book-entry only transfers through DTC (or a successor securities depositary) or (iii) a default under the Indenture has occurred and is continuing, the Company will notify DTC and the Trustee, whereupon DTC or the Trustee will notify DTC participants of the availability through DTC of definitive certificates for the Series B Notes. In such event, the Company and the Trustee shall execute and deliver a supplemental indenture to add such provisions and to make such modifications, including in the form of Series B Note, as may be necessary or appropriate to provide for the issuance of the Series B Notes in certificated form and the Company shall issue and the Trustee shall transfer and exchange certificates for the Series B Notes as requested by DTC in denominations as prescribed by Section 1.01 hereof, to the identifiable beneficial owners in replacement of such beneficial owners' respective beneficial interests in the Series B Notes represented by Global Notes.



                           ARTICLE II

                          Miscellaneous

     Section 2.01   Certain Covenants.  For purposes of Sections
3.01(h) and 4.22 of the Indenture, and not for any other purpose, the Series B Notes are hereby designated as Prior Series Bonds.

     Section 2.02 Miscellaneous Provisions. The Trustee shall be entitled to, may exercise and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions provided in the Indenture, as if the provisions concerning the same were incorporated herein at length. The Trustee under the Indenture shall ex officio be Trustee hereunder. The remedies and provisions of the Indenture, applicable in case of any default by the Company thereunder, are hereby adopted and made applicable in case of any default with respect to the properties included herein and, without limitation of the generality of the foregoing, there are hereby conferred upon the Trustee the same powers of sale and other powers over the properties described herein as are expressed to be conferred by the Indenture.

     If, pursuant to Article I of this Supplemental Indenture or any similar provision of any other supplemental indenture, the Trustee makes payment of the redemption price of all or a portion of any registered Series B Note directly to the registered owner thereof without presentation or surrender thereof, the Trustee shall have no responsibility to ascertain whether such registered owner carries out its agreement not to dispose of such Note without prior presentation or surrender thereof to the Trustee as provided in said Article I or similar provision, and the Trustee shall not be liable for any claim if arising out of or because of the failure of such registered owner to carry out its said agreement.

     The recitals in this Supplemental Indenture shall be taken as recitals by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible, as to or for the effect, authorization, execution, delivery or recording of this Supplemental Indenture, except as expressly set forth in the Indenture. The Trustee shall not be taken impliedly to waive by this Supplemental Indenture any right it would otherwise have. As provided in the Indenture, this Supplemental Indenture shall hereafter form a part of the Indenture.

     The date of this Supplemental Indenture is intended as and for a date for reference and for identification, the actual time of the execution hereof being the date set forth in the testimonium clause hereof.

     This Supplemental Indenture shall become void when the Indenture shall be void.

     If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by operation of
Section 318(c) of the Trust Indenture Act of 1939, as amended, such imposed duties shall control.

     This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.


     IN WITNESS WHEREOF, Colonial Gas Company has caused this Supplemental Indenture to be executed, and its corporate seal to be hereto affixed, by its officers thereunto duly authorized, and State Street Bank and Trust Company has caused this Supplemental Indenture to be executed, and its corporate seal to be hereto affixed, by its officers thereunto duly authorized, all as of the day and year first above written but actually on March __, 1998.


                                   COLONIAL GAS COMPANY

     [Seal]

				By_________________________________
                                      Vice President



				By_________________________________
                                        Treasurer

Attest:


____________________________________
Assistant Clerk


                                   STATE STREET BANK AND TRUST
                                   COMPANY, as Trustee

     [Seal]

				By_________________________________
                                        Authorized Officer


Attest:


____________________________________



The Commonwealth of Massachusetts  )
                                   ) ss.:
County of Middlesex                )


     On this ____ day of March, 1998 before me personally appeared Dennis W. Carroll and _________________, to me personally known, who, being by me duly sworn, did say that they are the Vice President and Treasurer and the Assistant Clerk, respectively, of Colonial Gas Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed by them on behalf of said corporation by authority of its Board of Directors; and the said Dennis W. Carroll and __________________, acknowledged said instrument to be the free act and deed of said corporation.

                                                           [Seal]



	                           Notary Public
                                   My Commission Expires:




The Commonwealth of Massachusetts  )
                                   ) ss.:
County of Suffolk                  )


     On this ____ day of March, 1998 before me personally appeared ________________, to me personally known, who, being by me duly sworn, did say that he is an Authorized Officer of State Street Bank and Trust Company, that the seal affixed to the foregoing instrument is the corporate seal of said bank, and that said instrument was signed and sealed by him on behalf of said bank, by authority of its Board of Directors; and the said ________________________, acknowledged said instrument to be the free act and deed of said trust company, as trustee.

                                                           [Seal]




                                   Notary Public
                                   My Commission Expires:





                                                        Exhibit A


                      REAL ESTATE ACQUIRED

                     BY COLONIAL GAS COMPANY



                             [NONE]







                    [END OF EXHIBIT 4g TO FORM S-3]